Exhibit 10.12

FORM OF SUBORDINATED UNSECURED PROMISSORY NOTE

TO THE EXTENT SET FORTH HEREIN AND/OR REQUIRED BY THE FINANCING DOCUMENTS AND INSTRUMENTS GOVERNING THE COMPANY’S OBLIGATIONS AS EITHER A BORROWER OR GUARANTOR UNDER FINANCING FROM INSTITUTIONAL LENDERS, INCLUDING, WITHOUT LIMITATION, FINANCING FROM PNC BANK, NATIONAL ASSOCIATION (BOTH AS LENDER AND AS AGENT FOR OTHER LENDERS), AND ANY FINANCING GOVERNED BY THE TERMS OF AN INDENTURE, IN EACH CASE, AS THE SAME MAY BE AMENDED, RESTATED AND/OR MODIFIED FROM TIME TO TIME (“INSTITUTIONAL FINANCING”), THE OBLIGATIONS OF THE COMPANY TO THE HOLDER UNDER THIS NOTE ARE HEREBY SUBJECT AND SUBORDINATE TO THE INSTITUTIONAL FINANCING TO THE EXTENT REQUIRED BY THE TERMS OF SUCH FINANCING DOCUMENTS AND INSTRUMENTS.

_________, 2026 (the “Date of Issuance”)

[GPM EMPIRE, LLC, a Delaware limited liability company] [GPM RE LP, a Delaware limited partnership] (the “Company”), hereby promises to pay to GPM INVESTMENTS, LLC, a Delaware limited liability company (together with any transferee permitted under the terms hereof, the “Holder”), in no event later than the Maturity Date, the aggregate unpaid principal amount made to the Company under this Subordinated Unsecured Promissory Note (this “Note”) in the amount of [GPME:    ($    )] [GPM RE:     ($    )], together with interest thereon calculated in accordance with the provisions of this Note.

1. Interest and Fees. The unpaid Principal Amount of this Note shall earn interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366), from and including the date the proceeds of this Note are disbursed to, but not including, the date all amounts hereunder are paid in full, at a rate per year which shall be variable at 2.25 percentage points above the greater of (a) the Variable Loan Rate (as defined in the Variable Rate Rider attached as Annex A, incorporated herein by reference), or (b) 0.00% (the “Index Floor”). .

2. Payment of Principal on Note.

(a) Definitions.

(i) “Payment Due Date” means the tenth (10th) day of the applicable calendar month.

(ii) “First Installment Payment Date” means the Payment Due Date in the month of [_______], 2026.

(iii) “Maturity Date” of this Note means the Payment Due Date in the month of [_______], 20[__].1

[1]	15 year term.

(b) Repayment Terms. The Company shall pay to the Holder the Principal Amount and interest owing pursuant to this Note in installments as follows:

(i) One Hundred Seventy-Nine (179) consecutive monthly installments of principal, each in the amount of [GPME $    ] [GPM RE: $    ], plus accrued and unpaid interest, due and payable on the First Installment Payment Date and each Payment Due Date thereafter; and

(ii) ONE (1) FINAL INSTALLMENT, due and payable on the Maturity Date, in an amount equal to the outstanding Principal Amount, together with all other amounts outstanding hereunder, including, without limitation, accrued interest, costs and expenses.

(iii) The amortization period for this loan is one hundred eighty (180) months, meaning that this is the approximate number of months that would be needed to repay the Principal Amount in full, based on the installment amount and payment frequency stated above. The amortization period may be longer than the term of this loan and shall not compromise the enforceability of the Maturity Date. Absent manifest error, the Holder’s determination of any amount due in connection herewith shall be conclusive.

(c) Optional Prepayments. The Company may, at any time and from time to time without premium or penalty, upon notice given at least three (3) days prior to making such payment, prepay all or any portion of the outstanding principal amount of, or interest on, this Note.

(d) Application of Payments. Payments under this Note shall be applied (i) first to the payment of accrued interest hereunder until all such interest is paid, and (ii) second the repayment of the principal outstanding hereunder.

3. Representations. The Company hereby represents and warrants to the Holder that:

(a) Organizational Status; Authorization. The Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and is duly qualified and in good standing in every other jurisdiction where it is doing business, and the execution, delivery and performance by the Company of this Note (i) are within its authority, (ii) have been duly authorized and (iii) do not conflict with or contravene its governance documents. The execution, delivery and performance of the Company’s obligations and exercise of its rights under the Note and, including, without limitation, the making of the loan under this Note, (i) do not require any consents that have not been obtained and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any law, rule or regulation or (B) any governance document, minute or resolution or (C) any instrument, agreement or provision thereof, in each case binding on the Company or affecting any of its property.

(b) Execution and Binding Effect. Upon execution and delivery thereof, this Note shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4. Events of Default.

(a) Definition. For purposes of this Note, an “Event of Default” shall be deemed to have occurred if:

(i) the Company fails to pay (x) when due and payable (whether at maturity or otherwise) the full amount of any principal payment on this Note or (y) any interest or other amounts due on this Note within three (3) Business Days of the due date for any such payment;

(ii) any representation or warranty made by the Company under this Note shall prove to have been false in any material respect when made;

(iii) the Company defaults in the due observance or performance of any other covenant, condition or agreement contained herein and such default shall not be remedied within thirty (30) days of written notice thereof by the Holder to the Company; or

(iv) (A) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (B) an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; (C) any order for relief with respect to the Company is entered under the Bankruptcy Code; (D) the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or (E) any such petition or application is filed, or any such proceeding is commenced, against the Company and either (y) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or (z) such petition, application or proceeding is not dismissed within 60 days.

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b) Consequences of Events of Default.

(i) If any Event of Default has occurred and is continuing, the interest rate on this Note shall increase immediately by an increment of three percent (3%) per annum, such interest rate to be applied retroactively to the date of the occurrence of the Event of Default, until such time as the Event of Default has been cured or waived, to the extent permitted by law. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph). Additionally, if the Company fails to pay, within ten (10) days of its due date, any amount due and owing pursuant to this Note the Company shall immediately pay to the Holder a late charge equal to the greatest of (a) $50.00, or (b) five percent (5%) of the delinquent amount.

(ii) If an Event of Default of the type described in Section 4(a)(iv) has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the Holder, and the Company shall immediately pay to the Holder all amounts due and payable with respect to this Note.

(iii) If an Event of Default other than of the type described in Section 4(a)(iv) has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) may, at the option of the Holder become immediately due and payable, and the Company shall immediately pay to the Holder all amounts due and payable with respect to this Note.

(iv) The Holder shall also have any other rights which the Holder may have been afforded under any contract or agreement at any time and any other rights which the Holder may have pursuant to applicable law.

5. Definitions. For purposes of this Note, the following capitalized terms have the following meaning.

“Bankruptcy Code” means title 11 of the United States Code.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust (including any beneficiary thereof), a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

6. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may only be amended and the Company may only take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company has obtained the prior written consent of the Holder of this Note. Notwithstanding anything to the contrary contained herein, until the Senior Obligations (as defined below) shall have been Paid in Full (as defined in the Credit Agreement, defined below), Section 16 may not be amended or modified without the prior written consent of the Agent (defined below), which consent may be given or withheld in the Agent’s sole discretion.

7. Assignment and Transfer.

(a) Holder. (i) The Holder may not assign (or grant a participation interest in) all or any portion of this Note without prior written consent of the Company.

(b) Company. The Company may not assign its obligations under this Note at any time absent the prior written consent of the Holder. The Company shall maintain a register evidencing all transfers of this Note.

8. Cancellation. After all principal, accrued interest and all other amounts at any time owed on this Note have been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

9. Payments. All payments to be made to the Holder shall be made in the lawful money of the United States of America in immediately available funds.

10. Place of Payment. Payments of principal and interest shall be delivered to the Holder at such address as is specified by prior written notice by the Holder.

11. Governing Law. All questions concerning the construction, validity and interpretation of this Note will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

12. Waiver of Presentment, Demand and Dishonor. The Company hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

13. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday, legal holiday or day banks are closed in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday, legal holiday or day banks are closed, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

14. Usury Laws. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

15. Waiver of Jury Trial; Consent to Jurisdiction. THE COMPANY (AND, BY VIRTUE OF ITS ACCEPTANCE HEREOF, THE HOLDER) HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT,

TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (i) THIS NOTE OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (ii) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. THE COMPANY (AND, BY VIRTUE OF ITS ACCEPTANCE HEREOF, THE HOLDER) FURTHER HEREBY WAIVES ANY RIGHT OF OFFSET OR RIGHT TO INTERPOSE ANY COUNTERCLAIM IN ANY SUCH ACTION, EXCEPT FOR COMPULSORY COUNTERCLAIMS. THE COMPANY (AND, BY VIRTUE OF ITS ACCEPTANCE HEREOF, THE HOLDER) HEREBY EXPRESSLY SUBMITS IN ADVANCE TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF VIRGINIA IN ANY ACTION OR PROCEEDING RELATING TO ANY CLAIM, DISPUTE OR OTHER MATTER PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE.

16. Subordination; Restrictions on Payment.

(a) Subordinated Indebtedness Subordinate to Senior Obligations.

(i) The Company and the Holder hereby agree that any payment under this Note or any judgment arising therefrom (the “Subordinated Indebtedness”) is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior (i) Payment in Full (as defined in the Credit Agreement referred to below) of all Obligations (as defined in the Credit Agreement referred to below) now or hereafter existing under the Amended and Restated Revolving Credit and Security Agreement, dated as of [_____], 2026 (as amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Credit Agreement”), made by and between, among others, the Company and PNC Bank, National Association, as agent (the “Agent”) and as a lender, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Bankruptcy Event (as defined below), whether or not such interest accrues after the filing of such petition or is an allowed claim in any such proceeding), fees, expenses, indemnities, premiums, or other obligations owed by the Company, the Borrowers (as defined in the Credit Agreement) or the Guarantors (as defined in the Credit Agreement), from time to time, to the Agent or the Lenders (as defined in the Credit Agreement) (collectively, the “Senior Parties”) (such obligations, collectively, the “Senior Credit Obligations”) and (ii) payment in full of all obligations of the Company in respect of its Guarantee (as defined in that certain Indenture, dated as of October 21, 2021, by and among ARKO Corp, each of the guarantors party thereto and U.S. Bank National Association, as Trustee, Registrar and Paying Agent, in respect of ARKO Corp.’s 5.125% Senior Notes due 2029 (the “Note Guarantee Obligations” and, together with the “Senior Credit Obligations,” the “Senior Obligations”).

(ii) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Company or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon a general assignment for the benefit of creditors or any other related marshalling of the assets and liabilities of the Company or otherwise (any such occurrence a “Bankruptcy Event”), the Senior Obligations shall first be Paid in Full before the Holder shall be entitled to receive any payment or distribution of any kind (whether in cash, property or securities) in respect of all or any of the Subordinated Indebtedness, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon, or with respect to, the Subordinated Indebtedness, including, without limitation, in any such Bankruptcy Event shall be paid or delivered directly to the Agent for the account of the Senior Parties until the Senior Obligations shall have been Paid in Full.

(iii) Notwithstanding anything to the contrary contained herein, no payment shall be made by or on behalf of the Company for or on account of any Subordinated Indebtedness, and the Holder shall not take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any portion of the Subordinated Indebtedness except that the Company may make, and the Holder may receive, scheduled payments of principal and interest so long as, prior to and after giving effect to any such payment, the payment conditions set forth in Section 7.8(s) of the Credit Agreement are satisfied.

(b) In Furtherance of Subordination. At the Company’s expense, the Holder shall take such action (including such actions as may be reasonably requested by the Agent) as may be necessary or appropriate to effectuate, as between the Senior Parties, on the one hand, and the Holder, on the other hand, the subordination as provided hereunder with respect to the Senior Obligations. The Holder hereby agrees that all payments or distributions (whether in cash, property or securities) upon or with respect to the Subordinated Indebtedness that are received by the Holder contrary to the provisions of these subordination provisions shall be received in trust for the benefit of the Senior Parties, shall be segregated from other funds and property held by the Holder and shall be forthwith paid over to the Agent for the account of the Senior Parties in the same form as so received (with any necessary indorsement). The Agent is hereby authorized to demand specific performance of the provisions of this section at any time when the Holder or the Company shall have failed to comply with any of the provisions of this section applicable to it. The Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(c) Rights of Subrogation. No payment or distribution to any Senior Party pursuant to the provisions of this Section 16 shall entitle the Holder to exercise any right of subrogation in respect thereof until the Senior Obligations shall have been Paid in Full.

(d) Enforcement Actions. Until the Senior Obligations have been Paid in Full, the Holder will not exercise any remedies under this Note or with respect to the Company or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company, including, without limitation, the commencement of any Bankruptcy Event against the Company, and shall not take any collateral or security to secure the repayment of this Note, other than instituting the default rate of interest in Section 4(b)(i) hereof; provided, however, that, notwithstanding the foregoing, the Holder may accelerate the Subordinated Indebtedness if any part is not paid when due and obtain a judgment against the Company that will not, in law or equity, as of the date such judgment is obtained, result in a lien against any of the assets or property of the Company and shall not record the judgment, accept a lien in respect of the judgment (other than a lien that automatically attaches by virtue of a change in law after such judgment has been obtained, in which case the Holder shall not be in breach of this clause (d), but shall promptly take steps necessary to release, discharge or disclaim such lien and hereby waives and disclaims any right to assert any rights or remedies in respect of such lien or its status as a secured creditor in any proceeding) or seek to execute on, or otherwise enforce, such judgment until the Senior Obligations have been Paid in Full. In the event of a breach of this clause (d) by the Holder, the Company and the Agent shall be entitled to an injunction or injunctions to enforce specifically the Holder’s covenants and agreements under this clause (d), without the requirement of posting a bond or other security or making a showing of irreparable harm.

(e) Waiver of Acceptance. The Holder and the Company each hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Obligations and any requirement that any Senior Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity or any collateral.

(f) No Waiver; Remedies. No failure on the part of any Senior Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(g) Continuing Agreement; Assignments Under the Financing Agreement. The provisions of this Section 16 constitute a continuing agreement and shall (i) remain in full force and effect until the Senior Obligations are Paid in Full, (ii) be binding upon the Holder, Company and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Senior Parties and their respective successors, transferees and assigns. The provisions of this Section 16 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any Senior Party upon a Bankruptcy Event or otherwise, all as though such payment had not been made.

(h) Third Party Beneficiary. Each Senior Party is a third party beneficiary of this Section 16 and may enforce the provisions of this Section 16 against the Holder. Other than the third party beneficiaries expressly set forth in this Section 16, there are no other third party beneficiaries to this Section 16, implied or otherwise, and such Persons are only third party beneficiaries with respect to Section 16.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has executed and delivered this Promissory Note on the Date of Issuance.

[GPM EMPIRE, LLC

By:
Galagher Jeff
CFO

By:
Maury Bricks
General Counsel]

[GPM RE LP

By:	GPM EMPIRE, LLC, its General Partner

By:
Galagher Jeff
CFO

By:
Maury Bricks
General Counsel]

Acknowledged and Agreed:

GPM INVESTMENTS, LLC

By:
Name: Arie Kotler
Title: CEO

By:
Name: Galagher Jeff
Title: CFO

Annex A

VARIABLE RATE RIDER

(Daily Simple SOFR)

DEFINITIONS. As used in the Note and this Variable Rate Rider (Daily Simple SOFR) (this “Rider”), each capitalized term shall have the meaning specified in the Note, and the following terms shall have the indicated meanings:

a.	“Bank” shall mean M&T BANK, a New York banking corporation.

b.

“Base Rate” shall mean the rate per annum equal to the greater of (i) two (2) percentage points above the rate of interest announced by the Bank each day as its prime rate of interest (“Prime Rate”), or (ii) 3.25% (the “Base Rate Floor”).

c.	“Borrower” shall mean GPM EMPIRE, LLC, a Delaware limited liability company [and GPM RE LP, a Delaware limited partnership].

d.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law or other governmental action to remain closed for business.

e.

“Daily Simple SOFR” shall mean for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “i”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day, or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (ET) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i,” the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website (and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred), then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

f.	“SOFR” shall mean, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day.

g.	“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

h.

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

i.	“SOFR Loan Rate” shall mean Daily Simple SOFR.

j.	“SOFR Rate Day” shall have the meaning specified in the definition of Daily Simple SOFR.

k.

“U.S. Government Securities Business Day” shall mean any day other than Saturday, Sunday or other day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

l.	“Variable Loan Rate” shall mean the SOFR Loan Rate.

ADDITIONAL PROVISIONS.

Modification to Payment Due Date. Notwithstanding any provision to the contrary in the Note, if in any particular month the applicable payment due date is not a Business Day, the payment due date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such payment due date shall be the immediately preceding Business Day.

Conversion to Base Rate Upon Default. Unless the Holder shall otherwise and in its sole discretion consent in writing, if (i) an event of default (with respect to any payment obligation or otherwise, as may be defined or described in the Note or related documents) has occurred and is continuing, or (ii) there exists a condition or event that, with the passage of time, the giving of notice, or both, shall constitute such an event of default, the Holder, in its sole discretion, may convert the applicable interest rate to the Base Rate, and each reference in the Note and herein to the applicable interest rate shall be deemed to be a reference to the Base Rate. Nothing herein shall be construed to be a waiver by the Holder of its right to have the outstanding principal balance accrue interest at the Default Rate, accelerate the indebtedness and/or exercise any other remedies available to the Holder under the terms hereof or applicable law.

Repayment Upon Conversion to Base Rate. Except as otherwise provided herein, during the time of any conversion of the applicable interest rate to the Base Rate, whether temporary or permanent, and whether pursuant to an event of default or otherwise, and without compromising any other rights and remedies of the Holder, and in the absence of the Holder exercising any such other rights or remedies as may be applicable, Borrower shall continue to repay all indebtedness in accordance with the terms of the Note. The determination by the Holder of the foregoing amounts shall, in the absence of manifest error, be conclusive and binding upon Borrower.

Illegality. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental or regulatory authority has asserted that it is unlawful or otherwise impermissible for the Bank to make or maintain loans using the then-current applicable interest rate index, then, on notice thereof by the Holder to Borrower, the Holder may (i) suspend the maintaining of the loan hereunder using the then-current applicable interest rate index until the Holder shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist, and/or (ii) convert the applicable interest rate for the loan hereunder to the Base Rate, subject to the terms of the section below entitled “Inability to Determine SOFR; Effect of Benchmark Transition Event.”

Inability to Determine SOFR; Effect of Benchmark Transition Event.

(a)

If the Bank shall determine (which determination shall be conclusive and binding on Borrower) that for any reason SOFR cannot be determined, other than as a result of a Benchmark Transition Event, the Holder will give notice of such determination to Borrower. Thereafter, the Holder may not make or maintain the loan hereunder using the SOFR Loan Rate until the Holder revokes such notice in writing, and until such revocation, the Holder may convert the applicable interest rate to the Base Rate, subject to the provisions below.

(b)

Benchmark Replacement. Notwithstanding anything to the contrary herein or in the Note or any related agreement, upon the occurrence of a Benchmark Transition Event, the Holder may unilaterally amend the terms of the Note to replace the SOFR Loan Rate (or the then-current Benchmark) with a Benchmark Replacement. Any such amendment will become effective as soon as practicable for the Holder and upon notice to the Borrower, without any further action or consent of the Borrower. No replacement of SOFR (or the then-current Benchmark) with a Benchmark Replacement pursuant to this Section titled “Inability to Determine SOFR; Effect of Benchmark Transition Event” (“this Section”) will occur prior to the applicable Benchmark Transition Start Date. Borrower shall pay all out-of-pocket costs (including reasonable attorney fees) incurred by the Holder in connection with any amendment and related actions contemplated in this Section.

(c)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary in the Note or in any related document or agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrower or any other party hereto. The Bank and the Holder shall not be liable to the Borrower for any Benchmark Replacement Conforming Changes made by the Bank in good faith.

(d)

Notices; Standards for Decisions and Determinations. The Holder will provide notification to the Borrower (which may at the Bank’s discretion be electronic, part of a billing statement, a general notice to customers or other communication) of the implementation of any Benchmark Replacement and the effectiveness of any Benchmark Replacement Conforming Changes, within a reasonable time prior to such implementation and effectiveness, as applicable. Any determination, decision or election that may be made by the Bank pursuant to this Section, including, without limitation, any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding upon the Borrower and any other parties hereto absent manifest error and may be made in the Bank’s sole discretion and without consent from the Borrower, except, in each case, as expressly required pursuant to this Section, and shall not be the basis of any claim of liability of any kind or nature against the Bank by any party hereto, all such claims being hereby waived individually by each party hereto.

(e)

Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke (as applicable) any request for an advance/borrowing of, conversion to, or continuation of a loan based on the SOFR Loan Rate (or the then-current Benchmark) to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request (as applicable) into a request for an advance/borrowing of or conversion to a loan that shall accrue interest at the Base Rate.

(f)

The Bank and the Holder do not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Bank may select information sources or services in its reasonable discretion to ascertain the Benchmark, in each case pursuant to the terms hereof, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(g)	Certain Defined Terms. As used in this Section:

1.	“Benchmark” means the SOFR Loan Rate or any subsequent Benchmark Replacement that has become effective hereunder.

2.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Bank giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than the current benchmark rate floor with respect to the SOFR Loan Rate (if any, the “Floor”), the Benchmark Replacement will be deemed to be such Floor for the purposes hereof.

3.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.

4.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of the loan evidenced hereby).

5.	“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

1)

in the case of clause (a) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

2)

in the case of clause (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein, and (ii) the announced or stated date as of which all applicable tenors of such Benchmark will no longer be representative.

6.

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased, or will cease on a specified date, to provide such Benchmark (or all tenors of such Benchmark applicable to the loan evidenced hereby), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any applicable tenors of such Benchmark or (b) all applicable tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and indicating that representativeness will not be restored.

7.

“Benchmark Transition Start Date” means in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 180th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 180 days after such statement or publication, the date of such statement or publication).

8.

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with this Section and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with this Section.

9.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

10.	“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.